Exhibit 99.1

CorEnergy Schedules Earnings Release for First Quarter Ended March 31, 2016

FOR IMMEDIATE RELEASE

KANSAS CITY, Mo.-- CorEnergy Infrastructure Trust, Inc. ("CorEnergy" or the "Company") announced today it will report earnings results for its first quarter ended March 31, 2016, on Tuesday, May 10, 2016.

CorEnergy will host a conference call on Wednesday, May 11, 2016, at 1:00 p.m. Central Time to discuss its financial results. Please dial into the call at 877-407-8035 (for international, 1-201-689-8035) approximately five to ten minutes prior to the scheduled start time. The call will also be webcast in a listen-only format. A link to the webcast will be accessible at corenergy.corridortrust.com.

A replay of the call will be available until 11:59 p.m. Central Time on June 11, 2016, by dialing 877-660-6853 (for international, 1-201-612-7415). The Conference ID is 13635746. A replay of the webcast will also be available on the Company's website.

About CorEnergy Infrastructure Trust, Inc.

CorEnergy Infrastructure Trust, Inc. (NYSE: CORR, CORRPrA) primarily owns U.S. infrastructure assets used by energy companies under long-term triple net participating leases. These utility-like assets include pipelines, storage tanks, transmission lines and gathering systems. Its structure as a Real Estate Investment Trust (REIT) offers US and non-US investors direct exposure to energy infrastructure in a tax-efficient manner. CorEnergy’s objective is to provide stockholders with a stable and growing cash dividend, supported by long-term contracted revenue. For more information, please visit corenergy.corridortrust.com.

Forward-Looking Statements

This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although CorEnergy believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in CorEnergy's reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, CorEnergy does not assume a duty to update any forward-looking statement. In particular, any distribution paid in the future to our stockholders will depend on the actual performance of CorEnergy, its costs of leverage and other operating expenses and will be subject to the approval of CorEnergy's Board of Directors and compliance with leverage covenants.

Contact Information:
CorEnergy Infrastructure Trust, Inc.
Investor Relations
Lesley Robertshaw, 877-699-CORR (2677)
info@corridortrust.com

1100 Walnut, Suite 3350, Kansas City, MO 64106 | Main: 816-875-3705 | Fax: 816-875-5875 | corridortrust.com